UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MYOS Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MYOS CORPORATION

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

To the Stockholders of MYOS Corporation:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of MYOS Corporation (“we,” “us,” “our,” “MYOS” or the “Company”) which will be held at our corporate headquarters, 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, on March 3, 2016 at 10:30 a.m., Eastern Time.

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal, which we refer to as the “Nasdaq Proposal,” to approve the transaction (the “Transaction”) contemplated pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated December 17, 2015, by and between the Company and RENS Technology Inc. (“RENS” or the “Purchaser”), as required by Nasdaq Listing Rule 5635(b). Pursuant to the Purchase Agreement, the Purchaser agreed to invest $20.25 million in the Company in exchange for (i) an aggregate of 3,537,037 shares of common stock and (ii) warrants to purchase an aggregate of 884,259 shares of common stock. The Purchaser will purchase these securities in three tranches over twenty-four months. A copy of the Purchase Agreement is attached as Appendix A,

Our stockholders will also be asked to consider and vote upon the following proposals:

●	to approve and adopt separate proposals for amendments (the “Charter Proposals”) to the Company’s articles of incorporation (as amended, the “Charter”), in the form attached as Appendix B, to: (i) increase the number of authorized shares of common stock from 8,000,000 to 12,000,000, which we refer to as “Proposal 2”, (ii) provide for the classification of our Board of Directors (“Board”) into three classes of directors with staggered three-year terms of office, which we refer to as “Proposal 3” and (iii) change the Company’s name from “MYOS Corporation” to “MYOS RENS Inc.”, which we refer to as “Proposal 4”;

●	to elect nine directors to serve as members of our Board for one to three-year terms, which we refer to as the “Director Election Proposal”; and

●	to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the proposals or (b) a quorum is not present at the Special Meeting, which we refer to as the “Adjournment Proposal.”

Each of these proposals is more fully described in the accompanying proxy statement. The approval of the Nasdaq Proposal, the Charter Proposals and the Director Election Proposal are conditions to the consummation of the Transaction. If any of these proposals is not approved by our stockholders, the Purchaser will not be obligated to consummate the Transaction.

We are providing this proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read this proxy statement carefully.

After careful consideration, our Board has unanimously approved and adopted the Purchase Agreement and unanimously recommends that our stockholders vote FOR adoption and approval of the Transaction and FOR all other proposals presented to our stockholders in the accompanying proxy statement.

Only holders of the Company’s common stock at the close of business on January 22, 2016 will be entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof.

Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or by voting by telephone or over the Internet. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting.

Thank you for your support and continued interest in our Company.

By Order of the Board of Directors,

Dr. Robert J. Hariri
Chairman of the Board of Directors

Cedar Knolls, New Jersey
January 29, 2016

MYOS CORPORATION

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 3, 2016

To the Stockholders of MYOS Corporation:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of MYOS Corporation, a Nevada corporation (“we,” “us,” “our,” “MYOS” or the “Company”), will be held at our corporate headquarters, 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., Eastern Time, on March 3, 2016, and at any reconvened meeting following any adjournment or postponement of the Special Meeting.

You are cordially invited to attend the Special Meeting for the following purposes:

●	The Nasdaq Proposal—to consider and vote upon a proposal to approve the transaction contemplated pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated December 17, 2015, by and between the Company and RENS Technology Inc. (“RENS” or the “Purchaser”), which we refer to hereinafter as the “Transaction,” in accordance with Nasdaq Listing Rule 5635(b);

●	The Charter Proposals—to approve and adopt separate proposals for amendments to the Company’s articles of incorporation (as amended, the “Charter”), to:

●	increase the number of authorized shares of common stock from 8,000,000 to 12,000,000 (“Proposal 2”);

●	provide for the classification of our Board into three classes of directors with staggered three-year terms of office (“Proposal 3”);

●	provide for the change of the Company’s name from MYOS Corp. to MYOS RENS Inc. (“Proposal 4”);

●	The Director Election Proposal—to consider and vote upon a proposal to elect nine directors to serve as members of our Board for one to three-year terms; and

●	The Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the proposals or (b) a quorum is not present at the Special Meeting.

The approval of the Nasdaq Proposal, the Charter Proposals and the Director Election Proposal are conditions to the consummation of the Transaction. If any proposal is not approved by our stockholders, the Purchaser will not be obligated to consummate the Transaction.

The notice, this proxy statement and the form of proxy enclosed are being first sent to our stockholders on or about February 5, 2016. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

Only holders of the Company’s common stock at the close of business on January 22, 2016 will be entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the Transaction and each of the proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call us at (973) 509-0444, or our transfer agent, Island Stock Transfer, at (727) 289-0010.

By Order of the Board of Directors,

Dr. Robert J. Hariri
Chairman of the Board of Directors

Cedar Knolls, New Jersey
January 29, 2016

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Transaction. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein.

Q:     Why did I receive this proxy statement?

A:     This proxy statement is being provided to you in connection with our Board’s solicitation of proxies for use at the Special Meeting. As a holder of our common stock as of the close of business on January 22, 2016 (the “Record Date”), you are invited to attend the Special Meeting and to vote in person or by proxy on the proposals described in this proxy statement.

Q:     What is being voted on at the Special Meeting?

A:     Our Board is soliciting your vote for the following proposals to be voted on at the Special Meeting:

●	The Nasdaq Proposal - To approve the Transaction, in accordance with Nasdaq Listing Rule 5635(b);

●	The Charter Proposals:
●	Proposal 2 - To approve the charter amendment to increase the number of authorized shares of common stock from 8,000,000 to 12,000,000;

●	Proposal 3 - To approve the charter amendment to provide for the classification of our Board into three classes of directors with staggered three-year terms of office;

●	Proposal 4 - To approve the charter amendment to provide for the change of the Company’s name from MYOS Corp. to MYOS RENS Inc.;
●	The Director Election Proposal - To consider and vote upon a proposal to elect nine directors to serve as members of our Board for one to three-year terms; and

●	The Adjournment Proposal - To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the proposals or (b) a quorum is not present at the Special Meeting.

The approval of all of these proposals is a condition to the consummation of the Transaction. If any of these proposals is not approved by our stockholders, the Purchaser will not be obligated to consummate the Transaction.

Q:     Why is the Board proposing the Nasdaq Proposal?

A:     We are proposing the Nasdaq Proposal to comply with Nasdaq Listing Rule 5635(b), which requires a Nasdaq-listed company to obtain stockholder approval for transactions that constitute a change of control. We believe the Transaction would constitute a change of control, since pursuant to the Purchase Agreement, we will issue securities to RENS Technology Inc. (“RENS” or the “Purchaser”) in the Transaction equal to approximately 50% of the total number of issued and outstanding shares of common stock and of the outstanding voting power of our securities after such issuance and sale (excluding the exercise of any options or warrants and assuming that no additional shares of common stock are issued prior to the closing of the Transaction). In addition, RENS will be entitled to appoint four of the nine members of our Board if it owns at least 34% of our outstanding common stock.

Q:     Why is the Board proposing the Charter Proposals?

A:     The proposed charter amendments that we are asking our stockholders to approve in connection with the Transaction provide for:

●	an increase in the number of authorized shares of our common stock from 8,000,000 to 12,000,000;

●	the classification of our Board into three separate classes of directors with staggered three-year terms of office; and

●	the change of the Company’s name from MYOS Corporation to MYOS RENS Inc.

The closing of the Transaction is also conditioned upon our obtaining stockholder approval for the Charter Proposals, as discussed in the section entitled “The Charter Proposals.”

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Q:     Why is the Board proposing the Director Election Proposal?

A: Five of the Company’s incumbent directors, Drs. Aldrin and Srivastava and Messrs. Levine, Mandel and Nosta, will resign effective upon the first closing of the Transaction. The Board has nominated nine individuals to serve on the Board following the first closing of the Transaction, including the following four incumbent directors: Dr. Robert J. Hariri, who would assume the position of Chairman, Mr. Joseph Mannello, Dr. Louis J. Aronne and Mr. Christopher Pechock. The Board has also nominated Mr. Ren Ren, who would assume the newly-created position of Global Chairman, Mr. Zhengguang Lyu, Ms. Guiying Zhao, Mr. Bin Zhou, and Mr. K. Bryce Toussaint, our Chief Executive Officer, who will fill the vacancies that will result upon resignation of the incumbent directors. Messrs. Ren and Lyu and Ms. Zhao are the Board designees of the Purchaser. If the Purchaser owns at least 34% of our outstanding common stock, it will be entitled to appoint a fourth member to our Board.  See the section entitled “The Director Election Proposal” for additional information regarding the nominees. The closing of the Transaction is conditioned upon our obtaining stockholder approval for the Director Election Proposal.

Q:     Are the proposals conditioned on one another?

A:     Yes. The Director Election Proposal and the Charter Proposals are conditioned on the approval of the Nasdaq Proposal. The Transaction will be consummated only if the Nasdaq Proposal, the Charter Proposals and the Director Election Proposal are approved at the Special Meeting.

Q:     Why is the Board recommending that I vote “FOR” these proposals?

A:     Our Board recommends that you vote “FOR” each of the proposals. Pursuant to Nasdaq Listing Rule 5635(b) and the Purchase Agreement, we are obligated to obtain stockholder approval for the Nasdaq Proposal at the Special Meeting to consummate the Transaction. Pursuant to the Purchase Agreement, and as described more fully in the section entitled “The Transaction,” we are also obligated to obtain approval for the Charter Proposals and the Director Election Proposal at the Special Meeting. The Board believes it is in the best interests of the stockholders of the Company that such proposals be approved so that the Company can consummate the Transaction and operate according to the plans of our Board following the Transaction.

Q:     What are the consequences if these proposals are not approved?

A:     If the Charter Proposals and the Director Election Proposal are approved but the Nasdaq Proposal is not approved, NASDAQ Listing Rule 5635(b) will not allow consummation of the Transaction. If the Nasdaq Proposal is approved but any of the Charter Proposals or the Director Election Proposal is not approved, the Purchaser will have no obligation to consummate the Transaction.

Q:     Who is entitled to vote at the Special Meeting?

A:     Holders of common stock as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting or any reconvened meeting following any adjournment or postponement of the Special Meeting.

Q:     Do I have dissenters’ rights of appraisal?

A:     The Nevada Revised Statutes do not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with any of the proposals herein.

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Q:     How many votes do I have?

A:     On the Record Date, there were 3,552,873 shares of common stock issued and outstanding. Each Stockholder is entitled to one vote for each outstanding share of common stock held as of the Record Date.

Q:     What is the difference between holding shares of common stock as a holder of record and as a beneficial owner?

A:     If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, the Company sent this Proxy Statement and a proxy card directly to you.

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold shares in street name, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone, fax, or over the Internet, if they offer that alternative. As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Q:     What is the quorum required for the Special Meeting?

A:     Holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, present in person or represented by proxy, will have the power to adjourn the Special Meeting. As of the Record Date, 1,776,437 shares of our common stock would be required to achieve a quorum.

Q:     How do I vote?

A:     You may vote using any of the following methods:

●	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

●	By telephone or over the Internet. If you are a stockholder of record, you may transmit your voting instructions by calling (877) 502-0550) or at www.islandstocktransfer.com until 11:59 p.m. Eastern Time on March 2, 2016. If you hold shares in street name and your bank, broker or other nominee offers those alternatives, you will need to follow the instructions provided to you by your bank, broker or other nominee.

●	In person at the Special Meeting. All stockholders may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Q:     Can I change my vote after I have voted?

A:     You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may vote again on a later date by telephone (only your latest telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not automatically revoke your proxy unless you vote in person at the Special Meeting or specifically request in writing that your prior proxy be revoked.

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Q:     What happens if I do not give specific voting instructions?

A:     If you are a holder of record of shares of common stock and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders determine in their discretion on any other matters properly presented at the Special Meeting.

         If you are a beneficial owner of shares of common stock and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote on routine matters but cannot vote on non-routine matters. If your nominee does not receive instructions from you on how to vote your shares on a non-routine matter, it will not have authority to vote your shares on that matter. This is generally referred to as a broker non-vote. When our inspector of election tabulates the votes for any particular matter, broker non-votes will not be counted for purposes of determining the existence of a quorum or as votes cast for or against the matter. We encourage you to provide voting instructions to the nominee that holds your shares by carefully following the instructions provided in the proxy statement.

Q:     Which proposals are considered routine or non-routine?

A:     We believe that all of the proposals are non-routine proposals.

Q:     What vote is required to approve each proposal?

A:     The Nasdaq Proposal and the Adjournment Proposal must be approved by a majority of the votes cast by stockholders eligible to vote and present in person or represented by proxy voting together as a single class. This means the number of votes cast by stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

         The Charter Proposals must be approved by a majority of the issued and outstanding shares of common stock as of the Record Date.

         The Director Election Proposal requires the affirmative vote of a plurality of the votes cast by shares represented in person or proxy and entitled to vote for the election of directors. This means that the nine nominees receiving the most votes will be elected. You may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. Votes withheld as to this proposal will not affect the election of the candidates that receive the plurality of the vote.

Q:     How are abstentions and broker non-votes treated?

A:     For the purpose of determining whether our stockholders have approved a proposal:

●	With respect to the Nasdaq Proposal and the Adjournment Proposal, abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and will therefore have no effect on the outcome of such proposals.

●	With respect to the Charter Proposals, abstentions and broker non-votes will have the same effect as votes against such proposals because such shares are considered outstanding but are not affirmative votes.

●	With respect to the Director Election Proposal, abstentions and broker non-votes will have no effect on the outcome of such proposal.

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Q:     Is my vote confidential?

A:     We will handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within or outside our Company, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation and certification of votes; and

●	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards. These may be forwarded to management or our Board.

Q:     Where can I find the voting results of the Special Meeting?

A:     The preliminary voting results may be announced at the Special Meeting. The final voting results will be tallied by the inspector of election for the Special Meeting and announced in a Current Report on Form 8-K as soon as practicable after the inspector of election tallies the final voting results.

Q:     Who is paying the cost of this proxy solicitation?

A:     We are paying the cost of soliciting proxies. We may retain a proxy solicitation firm to assist us in soliciting proxies for a nominal fee plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of shares of common stock their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners who specifically request them and obtaining voting instructions from those beneficial owners.

In addition to soliciting proxies by mail, members of our Board and our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who have previously requested electronic receipt of proxy materials.

Q:     What if I have questions for the Company’s transfer agent?

A:     Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Island Stock Transfer

15500 Roosevelt Boulevard, Suite 301

Clearwater, Florida 33760

Tel: (727) 289-0010

Q:     Who can help answer my questions?

A:     If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

MYOS Corporation

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

Attention: Joseph C. DosSantos

Telephone: (973) 509-0444

You may also contact our transfer agent at the telephone number or address listed below

Island Stock Transfer

15500 Roosevelt Boulevard, Suite 301

Clearwater, Florida 33760

Tel: (727) 289-0010

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THE TRANSACTION

The following includes a summary of the material provisions of the Purchase Agreement, a copy of which is attached to this proxy statement as Appendix A. This summary may not contain all of the information about the Purchase Agreement that is important to you. We encourage you to read carefully the Purchase Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Purchase Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note

The following summary of the Purchase Agreement is intended to provide information regarding its terms, although the SEC has taken the position that the Purchase Agreement (when included in filings made with the SEC) and the related summary constitute public disclosures. The Purchase Agreement contains representations and warranties by the parties thereto that were made as of specified dates and for purposes of the Purchase Agreement (notwithstanding that the Purchase Agreement has been included in filings made with the SEC, and the SEC has taken the position that its representations and warranties therefore constitute disclosures), including establishing the circumstances in which a party to the Purchase Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations, warranties and covenants in the Purchase Agreement may be subject to limitations agreed upon by the contracting parties, including for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, and subsequent information may have been included in this proxy statement or reflected in the Company’s other public disclosures. Moreover, the description of the Purchase Agreement below does not purport to describe all of the terms thereof and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this proxy statement as Appendix A.

Purchase Agreement

Issuance and Sale of Common Stock and Warrants

On December 17, 2015, the Company entered into the Purchase Agreement with RENS, pursuant to which the Purchaser agreed to invest $20.25 million in the Company in exchange for (i) an aggregate of 3,537,037 shares of common stock (the “Shares”) and (ii) warrants to purchase an aggregate of 884,259 shares of common stock (the “Warrants”, and together with the Shares, the “Securities”). The Purchaser will purchase the Securities in three tranches over twenty-four months. In the first tranche (the “First Closing”), which will close shortly following receipt of stockholder approval of the Transaction, the Purchaser will acquire 1,500,000 shares of common stock and 375,000 Warrants (the “Initial Warrant”) for $5.25 million. In the second tranche (the “Second Closing”), which will close within six months of the First Closing, the Purchaser will acquire 925,926 shares of common stock and 231,481 Warrants (the “Second Warrant”) for $5.0 million. In the third tranche (the “Third Closing”), which will close within eighteen months of the closing of the second tranche, the Purchaser will acquire 1,111,111 shares of common stock and 277,778 Warrants (the “Third Warrant”) for $10.0 million.

Each of the Warrants will be immediately exercisable upon issuance, will expire five years after issuance and will have the following exercise prices: (a) $7.00 per share for the Initial Warrant, (b) $10.80 per share for the Second Warrant and (c) $18.00 per share for the Third Warrant. The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or stock split. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at our offices, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held on all matters to be voted on by stockholders. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round the number of shares to the nearest whole number.

6

Representations and Warranties

The Purchase Agreement contains representations and warranties of the Company as to, among other things:

●	corporate organization, existence, good standing, and power and authority to carry on its business;

●	the power and authority of the Company and its subsidiaries to enter into the Purchase Agreement and to consummate the transactions contemplated thereby;

●	the absence of certain violations, defaults, or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the Purchase Agreement;

●	required regulatory filings and authorizations, consents or approvals of governmental entities;

●	the capitalization of the Company;

●	the Company’s subsidiaries;

●	matters relating to the Company’s filings with the SEC, financial statements, and liabilities;

●	the absence of certain litigation, orders and judgments, and governmental proceedings and investigations related to the Company;

●	compliance with laws during the last three years and possession of necessary permits and authorizations by the Company and its subsidiaries;

●	employee matters;

●	insurance policies of the Company and its subsidiaries;

●	internal accounting controls;

●	title to the assets of the Company and its subsidiaries;

●	the absence of certain changes or events since December 31, 2014;

●	the absence of any undisclosed fees owed to investment bankers, financial advisors or brokers in connection with the transactions contemplated by the Purchase Agreement;

●	matters relating to information to be included in required filings with the SEC in connection with the transactions contemplated by the Purchase Agreement;

●	matters relating to the Company’s independent registered public accounting firm;

●	compliance with SEC and Nasdaq rules and regulations; and

●	certain provisions of Nevada law.

The Purchase Agreement contains representations and warranties of RENS as to, among other things:

●	its organization, existence and good standing;

●	the power and authority of the Purchaser to enter into the Purchase Agreement and the other transaction documents to which the Purchaser is a party and to consummate the transactions contemplated thereby;

●	the Purchaser’s receipt of certain information;

●	the Purchaser’s knowledge and experience;

●	the Purchaser’s status as an “accredited investor”;

●	securities law matters; and

●	compliance with the terms and conditions of a confidentiality agreement relating to Company information.

7

Restriction on Certain Activities

The Purchase Agreement provides that until the Third Closing, the Board may not take the following actions (subject, in some cases, to certain exceptions) without the prior approval of RENS:

●	issue any shares of common stock, except for the issuance of (a) shares of common stock or options to employees, officers or directors of, or consultants, advisors or agents to, the Company pursuant to the Company’s stock or options plan duly adopted for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued in connection with the Transaction, (c) shares of common stock issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board, (d) shares of common stock issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board and (e) securities issued pursuant to licensing, joint venture, acquisitions or other strategic transactions approved by a majority of the disinterested directors of the Company (each, an “Exempt Issuance”);

●	appoint new members to the Board or change the number of members of the Board;

●	hire or terminate any executive officers; or

●	approve the Company’s annual budget or strategic long-term plans.

However, these restrictions shall no longer be applicable if: (a) the Second Closing shall not have been completed within six months from the date of the First Closing, (b) the Third Closing shall not have been completed within eighteen (18) months from the date of the Second Closing or (c) RENS notifies the Company that it does not intend to fund the Second Closing subscription amount or the Third Closing subscription amount.

Other Covenants and Agreements

Proxy Statement; Stockholder Meeting. The Company is required pursuant to the Purchase Agreement to take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company’s stockholders’ approval of the Nasdaq Proposal, the Charter Proposals and the Director Election Proposal.

Furnishing of Information; Public Information. Until the earliest of the time that (i) the Purchaser does not own any securities issued pursuant to the Transaction or (ii) the Warrants have expired, the Company must maintain the registration of its common stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act (even if the Company is not then subject to the reporting requirements of the Exchange Act).

Reservation of Common Stock. The Company is required to continue to reserve and keep available at all times a sufficient number of shares of common stock for the purpose of enabling the Company to issue shares pursuant to the Purchase Agreement and pursuant to any exercise of the Warrants.

Listing of Common Stock. During the term of the Warrants, the Company must use commercially reasonable efforts to maintain the listing or quotation of its common stock on Nasdaq, and concurrently with each Closing, the Company shall apply to list or quote all of the shares issuable thereunder and the shares underlying the Warrants on Nasdaq and take all reasonable actions to secure the listing of all such securities on Nasdaq. The Company must take all action reasonably necessary to continue the listing and trading of its common stock on Nasdaq and comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of Nasdaq.

Participation in Future Financing. During the period from the First Closing Date until the twelve month anniversary of the Third Closing Date, upon any issuance by the Company or any of its subsidiaries of common stock or equivalents thereof for cash consideration, indebtedness other than in an Exempt Issuance (a “Subsequent Financing”), the Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% (or 100% if common stock or equivalents thereof are to be issued for less than $3.50 per share) of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. This obligation will no longer be applicable upon the occurrence of any of the following events: (a) the Second Closing shall not have been completed within six months from the date of the First Closing, (b) the Third Closing shall not have been completed within 18 months from the date of the Second Closing or (c) the Purchaser notifies the Company that it does not intend to fund the Second Closing subscription amount or the Third Closing subscription amount.

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Board of Directors. In the event the Purchaser owns at least 34% of the issued and outstanding shares of common stock, the Purchaser shall have the right to appoint four persons to the Board. In the event the Purchaser owns 33% or less but at least 22% of the issued and outstanding shares of common stock, the Purchaser shall have the right to appoint three directors to the Board. In the event the Purchaser owns less than 22% but at least 11% of the issued and outstanding shares of common stock, the Purchaser shall have the right to appoint two directors to the Board. In the event the Purchaser owns less than 11% but at least 5% of the issued and outstanding shares of common stock, the Purchaser shall have the right to appoint one director to the Board. In the event the Purchaser owns less than 5% of the issued and outstanding shares of common stock, the Purchaser shall have no contractual right to appoint any directors to the Board. In the event the Purchaser owns more than 50% of the issued and outstanding shares of common stock, the Purchaser shall have the right to appoint five directors to the Board.

The Purchaser shall take all requisite action to cause the resignation or removal of one of its designees on the Board upon the occurrence of any of the following events: (a) the Second Closing shall not have been completed within six (6) months from the date of the First Closing, (b) the Third Closing shall not have been completed within eighteen (18) months from the date of the Second Closing or (c) the Purchaser notifies the Company that it does not intend to fund the Second Closing subscription amount or the Third Closing subscription amount. Upon such resignation, the Company may appoint a new director that is not affiliated with the Purchaser.

Notifications to the Company. On or prior to the three month anniversary of the First Closing, the Purchaser shall advise the Company in writing whether or not it intends to consummate the Second Closing. On or prior to the 12 month anniversary of the Second Closing, the Purchaser shall advise the Company in writing whether or not it intends to consummate the Third Closing.

Additional Post-Closing Covenants. Subsequent to the First Closing, the Purchaser shall assist the Company to:

●	utilize the Purchaser’s food technologies in the Company’s existing and future products;

●	find suitable manufacturing partners in China;

●	locate suitable acquisition targets in China; and

●	set up a subsidiary in China.

Conditions to Closing.

The obligation of each of the Company to consummate each applicable Closing is subject to the satisfaction of the following conditions:

●	all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the applicable closing shall have been performed;

●	the directors and officers agreed to by the parties shall have been elected and appointed, respectively, effective immediately following the First Closing;

●	as to the First Closing, the Company and the Purchaser shall have agreed on the use of proceeds from the transactions contemplated by the Purchase Agreement; and

●	the delivery by the Purchaser of the appropriate subscription amount in connection with such Closing.

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The obligation of the Purchaser to consummate each applicable Closing is subject to the satisfaction of the following conditions:

●	all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable closing shall have been performed;

●	the delivery by the Company of the appropriate shares of common stock and Warrants;

●	the Company is listed as a public company on, and the shares of common stock are tradable over, the Nasdaq Capital Market;

●	the Company shall have obtained approval for the Nasdaq Proposal, the Charter Proposals and the Director Election Proposal;

●	the directors and officers agreed to by the parties shall have been elected and appointed, respectively, effective immediately following the First Closing;

●	as to the First Closing, the Company and the Purchaser shall have agreed on the use of proceeds from the transactions contemplated pursuant to the Purchase Agreement; and

●	on the date of the applicable closing, trading in our common stock shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the applicable Closing.

Termination

The Purchase Agreement may be terminated by the Purchaser or by the Company by written notice to the other party if the First Closing has not been consummated on or before April 1, 2016; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party.

Dilution to Existing Stockholders

There will be dilution to the existing holders of our common stock if the Nasdaq Proposal is approved and the Transaction is consummated. We will issue shares to the Purchaser in the Transaction equal to approximately 50% of the total number of issued and outstanding shares of common stock and of the outstanding voting power of our securities after such issuance and sale (excluding the exercise of any options or warrants and assuming that no additional shares of common stock are issued prior to the closing of the Transaction). Existing holders of our common stock will be further diluted to the extent the Purchaser exercises the Warrants it receives in the Transaction.

Additional Information

This summary is intended to provide you with basic information concerning the Purchase Agreement and the Transaction. However, it is not a substitute for reviewing our periodic reports filed with the SEC, including our annual report for the fiscal year ended December 31, 2014, our quarterly reports and our current reports, and in particular the Current Report on Form 8-K we filed on December 22, 2015 regarding the Purchase Agreement and the Transaction.

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THE NASDAQ PROPOSAL

Background and Reason for Request for Stockholder Approval

Our Board is seeking the approval, for purposes of Nasdaq Listing Rule 5635(b), of a proposal for our stockholders to adopt and approve the Purchase Agreement and approve the Transaction, including the issuance of up to 3,537,037 shares of common stock and up to 884,259 shares of common stock issuable upon exercise of the Warrants. Because the Company’s common stock is listed on the NASDAQ Capital Market, the Company is subject to Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. While the Company and the Purchaser will jointly determine the specific uses of the proceeds from the Transaction prior to the First Closing, the Company expects to use the proceeds to fund its working capital, product development and marketing, research and development and other general corporate purposes. Under Nasdaq’s interpretation of Listing Rule 5635(b), a “change of control” would occur when, as a result of the issuance of securities, an investor or a group would own, or have the right to acquire, 20.0% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position. However, Nasdaq considers all facts and circumstances concerning a transaction, including whether there are any other relationships or agreements between the company and the investor or group. The shares of common stock that will be purchased by RENS pursuant to the Purchase Agreement represent significantly more than 20.0% of the Company’s outstanding shares of common stock. As of the Record Date, the Company had 3,552,873 shares of Common stock issued and outstanding. The 3,537,037 shares of common stock issuable to RENS in three tranches pursuant to the Purchase Agreement would represent approximately 50% of the issued and outstanding shares of the Company’s common stock as of the Record Date (excluding the exercise of any options or warrants and assuming that no additional shares of common stock are issued prior to the closing of the Transaction). In addition, the Company will issue RENS the Warrants to purchase an aggregate of 884,259 additional shares of common stock. RENS will also be entitled to appoint four of the nine members of our Board if it owns at least 34% of our outstanding common stock.

The closing of the Transaction is conditioned upon our obtaining stockholder approval for the Transaction and the various proposals. If stockholders approve the Nasdaq Proposal at the Special Meeting, we will consummate the first closing of the Transaction shortly thereafter, provided that all other closing conditions are met, including stockholder approval of the Charter Proposals and the Director Election Proposal.

Impact on Stockholders of Approval or Disapproval of the Nasdaq Proposal

If the Nasdaq Proposal is approved, the issuance of common stock could have an anti-takeover effect because such issuance would make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The issuance of common stock will increase the number of shares entitled to vote, increase the number of votes required to approve a future change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company. The Board does not have any current knowledge of any effort by any third party to accumulate the Company’s securities or obtain control of the Company by any means. If the Nasdaq Proposal is approved, and all other closing conditions, including stockholder approval of the Charter Proposals, is met, then the Company intends to consummate the Transaction shortly following the date of the Special Meeting.

If the Nasdaq Proposal is not approved, then NASDAQ Listing Rule 5635(b) will not allow the Company to consummate the Transaction.

Vote Required

The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Broker “non-votes” and abstentions will have no effect with respect to the approval of this proposal. This proposal is conditioned on the approval of the Charter Proposals and the Director Election Proposal. If the Charter Proposals and the Director Election Proposal are not approved, the Nasdaq Proposal will have no effect (even if approved by the requisite vote of our stockholders at the Special Meeting or any adjournment or postponement thereof) and the Purchaser will not be obligated to consummate the Transaction.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NASDAQ PROPOSAL.

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THE CHARTER PROPOSALS

You are being asked to consider and act upon the Charter Proposals, which are attached as Appendix B to this proxy statement. In connection with RENS’s investment in the Company under the Purchase Agreement, the Company and RENS agreed that the Company would make certain amendments to the Charter. The consummation of the Transaction requires amending the Charter as described herein. To comply with applicable rules of the SEC in connection with proxy statements, we have presented separately each amendment to the Charter; however, unless each such proposal is approved, the conditions to consummating the Transaction will not be satisfied and RENS will have no obligation to purchase any shares of common stock.

Increase in the Number of Authorized Shares of Common Stock

The Board has approved, subject to stockholder approval, an amendment to our Charter to increase the number of shares of our common stock authorized for issuance from 8,000,000 to 12,000,000. We believe that the increase in the number of authorized shares of common stock is in the best interests of the Company and its stockholders. It is important that the Company have a sufficient number of authorized but unissued shares to issue the securities it is required to issue in the Financing and to provide the Company with the flexibility to, among other things, undertake important strategic initiatives the Board may approve from time to time. In addition, the Company will need a sufficient number of shares to issue to the Purchaser at each tranche of the Transaction as well as to issue shares upon the exercise of outstanding options and warrants, including the Warrants issuable to the Purchaser.

Under Nevada law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Charter. From time to time, we issue shares of our common stock in connection with capital raises to fund operations and for other general corporate purposes, including upon the exercise of warrants issued in connection therewith. Upon each of these occurrences, the amount of available authorized shares decreases. Our Charter currently authorizes the issuance of up to 8,000,000 shares of common stock. However, as of January 22, 2016, 3,552,873 shares of common stock were issued and outstanding and the Transaction will result in the issuance of an additional 3,537,037 shares of common stock and Warrants exercisable for an additional 884,259 shares of common stock. Furthermore, 385,545 shares are reserved for issuance under our equity compensation plans, including the MYOS Corporation 2012 Equity Incentive Plan, 761,878 shares are reserved for issuance upon the exercise of warrants we have issued in prior financings and 209,091 shares are reserved for issuance upon the conversion of a convertible promissory note issued in December 2015. The proposed increase in the authorized common stock is necessary to enable the Company to issue the securities it is required to issue in the Financing and would also provide the Company with the flexibility to, among other things, issue additional equity and equity-linked securities in the future to fund its operations and expected growth and other general corporate purposes.

The availability of additional shares of common stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, unless stockholder approval is otherwise required by law or the rules of the Nasdaq Stock Market.

We do not have any arrangements, commitments or understandings to issue any shares of our capital stock except in connection with our existing stock option and purchase plans, the exercise of outstanding warrants, and the Transaction. The Board is not currently aware of any attempt to take over or acquire the Company. While this proposal may have potential anti-takeover effects, it is not prompted by any specific effort or takeover threat currently perceived by management.

Classification of the Board

Our Board is seeking the approval of an amendment to our Charter to classify the membership of the Board into three classes, as nearly equal in number as possible, with one class to be elected annually for staggered three-year terms. In addition to the Purchase Agreement providing that the approval of Proposal 3 is one of the conditions to the Initial Closing, our Board believes that having a classified Board will help ensure continuity and stability in its leadership and policies by ensuring that, at any given time, a majority of the directors will have prior experience with the Company and, therefore, will be familiar with its business and operations. The Company has not experienced continuity problems in the past, and the Board wishes to ensure that the Board’s past continuity will continue. The Board also believes that a classified board will assist it in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board.

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Presently, all of the directors of the Company are elected annually. If this proposal is approved, our Board will be reclassified into three separate classes, and the three directors who are elected as Class III directors will be elected for one-year terms, expiring at our first annual meeting following the Transaction (expected to be held in the fourth quarter of 2016). The three directors who are elected as Class II directors will be elected for two-year terms, expiring at the time of our second annual meeting following the Transaction (expected to be held in the fourth quarter of 2017) and the three directors who are elected as Class I directors will be elected for three-year terms, expiring at the time of our third annual meeting following the Transaction (expected to be held in the fourth quarter of 2018).

To preserve the classified board structure, the amendment to our Charter will also provide that a director appointed by the Board to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal.

Unless a director is removed or resigns, three annual elections would be needed to replace all of the directors on the classified board. The classified board amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company’s stock with the intention of obtaining immediate control of the Board.

A classified board may increase the amount of time required for a bidder to obtain control of the Company without the cooperation of the Board, even if the bidder were to acquire a majority of the voting power of the Company’s outstanding common stock. Without the ability to obtain immediate control of the board, a bidder will not be able to take action to remove other impediments to its acquisition of the Company. Thus, having a classified board could discourage certain takeover attempts, including some takeovers that stockholders may feel would be in their best interests. Further, having a classified board will make it more difficult for stockholders to change the majority composition of the Board, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of the Board, having a classified board could be viewed as tending to perpetuate present management.

Although this proposal could make it more difficult for a hostile bidder to acquire control over the Company, the Board believes that by forcing potential bidders to negotiate with it for a change of control transaction, the Board will be better able to maximize stockholder value in any change of control transaction.

Change in Name

The parties to the Purchase Agreement have agreed that the name of the Company following the Transaction should reflect an alignment between MYOS, a leader in bionutrition and biotherapeutic products designed to improve the health and performance of muscle tissue, and affiliates of RENS, including RENS Agriculture Science and Technology Co, Ltd., a leader in food freezing technology and an innovator in the science of preserving the integrity of food-derived proteins. Therefore, the Board has proposed to change the Company’s corporate name from “MYOS Corporation” to “MYOS RENS Inc.”

Vote Required

The affirmative vote of holders of a majority of the outstanding shares of common stock is required to approve each of the separate Charter Proposals. Broker non-votes, abstentions or the failure to vote on any of the Charter Proposals will have the same effect as a vote “AGAINST” any such proposal.

The Charter Proposals are conditioned upon the approval of the Nasdaq Proposal and the Director Election Proposal. If such other proposals are not approved, then none of the Charter Proposals will have any effect. If any of the Charter Proposals is not approved by our stockholders, the Purchaser will not be obligated to consummate the Transaction.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE CHARTER PROPOSALS.

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THE DIRECTOR ELECTION PROPOSAL

Our Board currently consists of one class of nine directors, with all directors elected to serve a one-year term. Under Proposal 3, our Board is seeking the approval of an amendment to our Charter to classify the membership of the Board into three classes, as nearly equal in number as possible, with one class to be elected annually for staggered three-year terms. Subject to the approval of Proposal 3, the terms of office of the Class III, Class II and Class I directors will expire in 2016, 2017 and 2018, respectively.

At the Special Meeting, stockholders are being asked to elect nine directors to serve as members of our Board for one to three-year terms. If Proposal 3 is approved, our Board will be reclassified into three separate classes, and the three directors who are elected as Class III directors will be elected for one-year terms, expiring at our first annual meeting following the Transaction (expected to be held in the fourth quarter of 2016). The three directors who are elected as Class II directors will be elected for two-year terms, expiring at the time of our second annual meeting following the Transaction (expected to be held in the fourth quarter of 2017) and the three directors who are elected as Class I directors will be elected for three-year terms, expiring at the time of our third annual meeting following the Transaction (expected to be held in the fourth quarter of 2018).

In each case, directors will be elected for the specific term identified or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Transaction. If this proposal is approved but Proposal 3 is not and the Purchaser waives the applicable condition, our Board will appoint the directors elected at the Special Meeting but the appointees will only be elected for a one-year term.

Our Board has nominated each of Joseph Mannello, K. Bryce Toussaint and Guiying Zhao to serve as Class III directors, each of Dr. Louis J. Aronne, Zhengguang Lyu and Christopher Pechock to serve as Class II directors and each of Ren Ren, Dr. Robert J. Hariri and Bin Zhou to serve as Class I directors. Drs. Hariri and Aronne and Messrs. Mannello and Pechock are currently directors of the Company who are standing for re-election at the Special Meeting. Five of the Company’s current directors, Drs. Aldrin and Srivastava and Messrs. Levine, Mandel and Nosta, shall resign, effective upon the first closing of the Transaction. Messrs. Ren, Lyu and Ms. Zhao are the Board designees of the Purchaser. If the Purchaser owns at least 34% of our outstanding common stock, it will be entitled to appoint a fourth member to our Board. In the event one of the Purchaser’s Board designees resigns pursuant to the terms of the Purchase Agreement, the Company intends to fill such vacancy with one of the directors who will resign upon the first closing of the Transaction.

The table below sets forth the name, age and position of each nominee for director and the class which each nominee shall serve under if elected, if Proposal 3 is approved by the Company’s stockholders.

Name	Age	Position	Class
Ren Ren	54	Global Chairman Nominee	I
Dr. Robert J. Hariri	56	Chairman of the Board	I
K. Bryce Toussaint	44	Chief Executive Officer and Director Nominee	III
Dr. Louis J. Aronne	59	Director	II
Zhengguang Lyu	48	Director Nominee	II
Joseph Mannello	58	Director	III
Christopher Pechock	50	Director	II
Guiying Zhao	62	Director Nominee	III
Bin Zhou	37	Director Nominee	I

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The following sets forth information regarding each nominee:

Ren Ren has more than 28 years of experiences in China’s food and agricultural business. Since 2001, he formed and operated Beijing Seasons Investment Group Co, Ltd and RENS Agriculture Science and Technology Co, Ltd. Mr. Ren is also chairman of China’s Nutrition and Health Guidance Committee, Editor in Chief of The Capital Food Safety Weekly, chairman of Beijing Seasons Investment Group Co., Ltd, chairman of Anhui Woyang Huadu Properties Co., Ltd., chairman of Xingguo Hongtianxia Camellia Oil Co., Ltd, and chairman of Nanjing Xingfeng Ecological Agriculture Co., Ltd. From 1993 to 2001, he formed and operated multiple companies in Nanchang, Jiangxi Province, mainly engaged in agricultural products operation and management. From 1987 to 1992, he was a department director at Sheyang Food Bureau, responsible for grain purchasing and management. We believe Mr. Ren’s extensive knowledge and experience with respect to health and nutrition products and his extensive food product industry background qualifies him to serve on our Board of Directors.

Dr. Robert J. Hariri joined us as a Director in July 2011 and was elected Chairman of the Board in April 2012. Dr. Hariri has served as the chairman and chief scientific officer of Celgene Cellular Therapeutics, a division of Celgene Corporation (NASDAQ: CELG), since 2014. From 2002 to 2014, he served in various positions at Celgene Cellular Therapeutics, including chief executive officer and president. Prior to joining Celgene Cellular Therapeutics, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene Corporation in 2002. Dr. Hariri also serves as president of Human Longevity Cellular Therapeutics, Inc., a privately-held genomics and cell therapy-based diagnostic and therapeutic company focused on extending the healthy, high performance human life span, which he co-founded in 2013. He has also served as co-founder, vice chairman and chief scientific officer of Neurodynamics, a privately held medical device and technology corporation. Dr. Hariri is an adjunct associate professor of pathology at the Mount Sinai School of Medicine and has also held key academic positions at Weill Medical College of Cornell University and the Cornell University Graduate School of Medical Science, including serving as the director of the Center for Trauma Research. Dr. Hariri is also a director of Cryoport, Inc. (NASDAQ: CYRX), Bionik Laboratories Corp. (OTCQX: BNKL), Provista Diagnostics and Rocket Racing, Inc. Dr. Hariri is a member of the scientific advisory board for the Archon X Prize for Genomics, which is awarded by the X Prize Foundation. Dr. Hariri also serves as a trustee of the J. Craig Venter Institute, a trustee of the Liberty Science Center and a commissioner of the New Jersey Commission for Cancer Research. Dr. Hariri received the Thomas Alva Edison Award in 2007 and 2011, The Fred J. Epstein Lifetime Achievement Award in 2012 and numerous other honors for his contributions to biomedicine and aviation. He has served as a member of the board of visitors at Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons. Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center and directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research. We believe Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience qualifies him to serve on our Board of Directors.

K. Bryce Toussaint has over 15 years of experience as a management and finance leader, focusing on all aspects of corporate finance, internal audit (financial, operational, compliance, IT), operational effectiveness, profit/performance enhancement, team building, and project management. Since June 2000, he has provided accounting and business consulting services, including consulting on mergers and acquisitions and SEC compliance. From July 2015 to September 2015, he served as interim president of VGTel, Inc. (OTC:VGTL). Mr. Toussaint built the foundation of his career at KPMG LLP, where he served both foreign and domestic registrants with reporting, mergers and acquisitions and other capital market engagements from August 1996 to June 2000. He also built a successful practice assisting colleges and universities with various process improvement and compliance initiatives. He has also consulted with numerous start-up businesses, developing their management teams, accounting and reporting structure, and providing strategic and operational expertise. Mr. Toussaint has also helped such firms raise equity and debt financing, generally serving in an interim management capacity. Mr. Toussaint served as a director with NextGen Healthcare Solutions, LLC, a privately-held healthcare services company, from January 2012 to April 2012, as a director with Continewity LLC, a privately-held consulting firm, from December 2010 to November 2012, and as a director with Swordfish Financial, Inc., a public company, from December 2012 through January 2014. Mr. Toussaint graduated from Louisiana State University with a BS in Accountancy and received an MBA from Louisiana State University. Mr. Toussaint is a licensed certified public accountant in Texas. We believe Mr. Toussaint’s extensive corporate finance and operations background qualifies him to serve on our Board of Directors.

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Dr. Louis Aronne joined us as a Director and a member of our Scientific Advisory Board in July 2011. Dr. Aronne is the Weill Professor of Metabolic Research and Director of the Comprehensive Weight Control Center which he founded in 1986 at Weill-Cornell Medical College. He is an Adjunct Clinical Associate Professor of Medicine at Columbia University College of Physicians and Surgeons. Dr. Aronne is former president of the Obesity Society and a fellow of the American College of Physicians. He has been an investigator on more than 40 trials, authored more than 60 papers and book chapters on obesity and edited the National Institutes of Health Practical Guide to the Identification, Evaluation, and Treatment of Overweight and Obesity in Adults. Dr. Aronne has won several awards for teaching, including the Leo M. Davidoff Society Prize from Albert Einstein College of Medicine in 1983 and Eliot Hochstein Teaching Award from Cornell University in 1990. Dr. Aronne graduated Phi Beta Kappa from Trinity College with a BS in biochemistry and from Johns Hopkins University School of Medicine. We believe Dr. Aronne’s skills as a physician and his knowledge and experience with respect to obesity and related metabolic diseases qualifies him to serve on our Board of Directors.

Zhengguang Lyu has over 25 years of marketing and managing experiences in China. Since 2015, he has served as the chief executive officer of RENS Agriculture Science & Technology Co, Ltd, where he is responsible for daily operations and management. From 2012 to 2014, he was the director and the general manager of Sainty Marine Development Co, Ltd, where he was responsible for international business development and management. From 2010 to 2011, he was the vice president of Qinghai AVIC Resorce Co.,Ltd, responsible for marketing and product development. From 2001 to 2009, he assumed senior management positions in multiple companies, including General Manager of Jiangsu Easthigh International Group, chairman of Jiangsu Easthigh Agricultural Materials Company, general manager of Jiangsu Easthigh Materials Industry Group, chairman of Jiangsu Dongsheng Automobile Trade Company, and chairman of Shanghai Jinlun Paper Company. From 1990 to 2000, he was staff and later became manager in Jiangsu Supply and Marketing COOP, where he was responsible for the domestic and international trade of steel and agricultural products. In July 1990, he graduated from Nanjing Agriculture University with a bachelor’s degree in Economics and Trade. In July 2007, he received a Master of Business Administration from Nanjing University and in July 2011, he received a Master of Business Administration in Agriculture from Renmin University. We believe Mr. Lyu’s extensive international business background, including his global marketing and product development experience, qualifies him to serve on our Board of Directors.

Joseph Manello has served as a consultant since May 2015. From March 2013 to May 2015, he served as the executive managing director at Brean Capital LLC, an independent investment bank and asset management firm, where he also served as a member of the firm’s operating committee. From March 2008 to March 2012, Mr. Mannello was the head of corporate credit for Gleacher & Company, Inc. (OTC:GLCH), a publicly-traded investment bank. Prior to that, he was the head of the fixed income division of BNY Capital Markets, Inc., a subsidiary of The Bank of New York Mellon Corp. (NYSE:BK). We believe Mr. Manello’s extensive financial markets background qualifies him to serve on our Board of Directors.

Christopher Pechock joined us as a Director in February 2014. Mr. Pechock has been a partner at Matlin Patterson Global Advisers, a global alternative asset manager, since its inception in July 2002. From November 1998 to July 2002, Mr. Pechock served as a member of the Global Distressed Securities Group Credit Suisse (NYSE:CS). From January 1997 to October 1998, Mr. Pechock served as a Portfolio Manager and Research Analyst at Turnberry Capital Management, L.P. Prior to that, Mr. Pechock served as a Portfolio Manager at Eos Partners, L.P. (February 1996 to December 1996), a Vice President and high yield analyst at PaineWebber Inc. (May 1993 to January 1996) and an analyst in risk arbitrage at Wertheim Schroder & Co., Incorporated (August 1987 to April 1991). He serves on the board of directors of Gleacher & Company, Inc. (NASDAQ: GLCH), and Oceanus LLC, a private ship-owning company. Mr. Pechock received a BA in Economics from the University of Pennsylvania and an MBA from the Columbia University Graduate School of Business. We believe Mr. Pechock’s extensive financial background qualifies him to serve on our Board of Directors.

Guiying Zhao is a medical and pharmaceutical researcher and scholar in China with more than 40 years of experience in medical and pharmaceutical research and study. Since 2006, she has served as the vice chairman and secretary general of China Quality Association for Pharmaceuticals, a national organization for the quality control and improvement of pharmaceutical industry, where she was in charge of daily operations and management and responsible for the management of nation-wide medicine quality integrity, quality check and establishment of quality system. From 1973 to 2006, she was researcher, sector chief and professor at Chinese Academy of Medical Sciences, Institute of Medicinal Biotechnology, where she was mainly responsible for chemical extraction/separation/purification in anti-tumor/antibiotic research group. In 1986, Ms. Zhao won the Second Prize of National Invention for her research of an antitumor drug. Ms. Zhao also has many publication achievements including being Associate Editor of Medical Biological Products Brochure, 1996, Associate Editor of Modern Biological Pharmaceutical Technique Series, 2002, Editorial Board Member of China’s Biotechnology Industry Development Report(2002-2014) and vice director of Biological Medicine and Clinical Application, 2014. She graduated from China Pharmaceutical University. We believe Ms. Zhao’s background as a medical and pharmaceutical researcher and her extensive knowledge of the biotechnology industry qualifies her to serve on our Board of Directors.

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Bin Zhou is an attorney licensed in the State of New Jersey. Since November 2007, he has been an attorney and a partner at Bernard & Yam, LLP, a New York law firm. He has advised companies on their public listings on U.S. stock exchanges including NASDAQ, NYSE and OTC markets, as well as on their private and public offering of securities. He received a bachelor’s degree in Economic Laws from Nanjing University, China, in 2001. He received a Master of Social Work from University of Georgia in 2003 and a Juris Doctor’s degree from Rutgers University School of Law in 2006. We believe Mr. Zhou’s extensive background in corporate compliance and international law qualifies him to serve on our Board of Directors.

There are no family relationships among any of the directors or the executive officers of the Company.

Transactions with Related Persons, Promoters and Certain Control Persons

Certain “related party” transactions involving related persons (excluding executive officer compensation which is determined by the Compensation Committee) are presented to, reviewed and approved by the Audit Committee. Related persons include the Company’s directors and executive officers, immediate family members of the directors and executive officers, and security holders who beneficially own five percent or more of our common stock and their respective family members. The transactions subject to such review are those transactions in which the Company was or is to be a participant and the amount involved equals or exceeds $120,000. If the related party involved in a related party transaction is a director of the Company that would normally review such a transaction or a family member of such a director, then that director will not participate in the relevant discussion and review.

Information considered in evaluating such transactions may include: the nature of the related person’s interest in the transaction; the material terms of the transaction; whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an outside director; and whether the transaction would present an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship; and any other factors the Audit Committee deems relevant.

The following is a description of the transactions we have engaged in during the year ended December 31, 2015 and through the date hereof, with our directors, director nominees and officers and beneficial owners of more than five percent of our voting securities and their affiliates:

 On August 1, 2015, we entered into a consulting agreement with Muscle Longevity LLC, a company that has the same owner as Ultra Pro Sports, LLC, a greater than 5% beneficial owner of our common stock. Under the terms of the agreement, Muscle Longevity LLC will provide introductions and referrals to new distribution channels for our products including, but not limited to, health and wellness centers and sports nutrition companies and to conduct industry research and advise us regarding distributors, markets, and sales opportunities for the Company’s products. As compensation for the services, Muscle Longevity LLC is paid a consulting fee of $16,000 per month.

On December 17, 2015, we issued an unsecured promissory note in the principal amount of $575,000 to Gan Ren, the son of Ren Ren, a director nominee. The note bears interest at a rate of 8% per annum and matures one year from the date of issuance. Upon maturity, the note and any accrued interest thereon will automatically convert into shares of common stock at $2.75 per share unless earlier converted.

On December 17, 2015, we entered into the Purchase Agreement with the Purchaser, an entity which is controlled by Ren Ren, a director nominee. Pursuant to terms of the Purchase Agreement, the Purchaser agreed to invest $20.25 million in the Company in exchange for (i) an aggregate of 3,537,037 shares of common stock and (ii) warrants to purchase an aggregate of 884,259 shares of common stock. In connection with the Transaction, the Board agreed to issue Mr. Ren 18,182 shares of common stock following the closing of the Transaction for his services to the Company as a member of the Board.

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Review, Approval or Ratification of Transactions with Related Persons.

Our Board of Directors appointed an audit committee consisting of independent directors. This committee, among other duties, is charged to review, and if appropriate, ratify all agreements and transactions which had been entered into with related parties, as well as review and ratify all future related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to report their initial beneficial ownership and any subsequent changes in that beneficial ownership of our securities to the SEC. Based solely on a review of the copies of the reports furnished to us, we believe that all such reports for the year ended December 31, 2015 were filed on a timely basis with the exceptions of one late Form 3 filing for each of Messrs. Levine, Mandel, Nosta and Toussaint and three late Form 4 filings for Dr. Hariri.

Vote Required

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the nine nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the Special Meeting and broker non-votes will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee.

The Director Election Proposal is conditioned upon the approval of the Nasdaq Proposal and all of the Charter Proposals. If either the Nasdaq Proposal or any of the Charter Proposals is not approved, then the Director Election Proposal will not have any effect. Pursuant to the Purchase Agreement, the Purchaser has no obligation to consummate the Transaction if the Director Election Proposal is not approved.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NINE NOMINEES TO THE BOARD.

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THE ADJOURNMENT PROPOSAL

A proposal may be submitted to stockholders at the Special Meeting to authorize the chairperson of the Special Meeting to adjourn or postpone the Meeting, if necessary, to solicit additional proxies in the event (a) there are not sufficient affirmative votes present at the time of the Special Meeting to approve the proposals, or (b) a quorum is not present at the time of the Special Meeting. Any adjournment or postponement of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Vote Required

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Broker “non-votes” and abstentions will have no effect with respect to the approval of this proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

The following table sets forth information known to us regarding (i) the actual beneficial ownership of our common stock as of the Record Date (pre-Transaction) and (ii) expected beneficial ownership of our common stock immediately following consummation of the Transaction (post-Transaction) by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our current executive officers and directors;

●	each person who will become a named executive officer or director of the Company post-Transaction; and

●	all executive officers and directors of the Company as a group pre-Transaction and post-Transaction.

The expected beneficial ownership of our common stock pre-Transaction is based on 3,552,873 shares of common stock issued and outstanding as of January 22, 2016.

The expected beneficial ownership percentages set forth in the table below with respect to the Company following the Transaction (a) assume the (i) issuance of an aggregate of 3,537,037 shares of common stock to the Purchaser upon the closing of all three tranches of the Transaction and (ii) the issuance to, and the exercise by, the Purchaser of the Warrants to purchase an aggregate of 884,259 shares of common stock upon the closing of all three tranches of the Transaction and (b) do not take into account any accelerated vesting of options under the Company’s equity incentive plans in connection with the Transaction.

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Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before the Transaction		After the Transaction
Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class	Number of Shares Beneficially Owned		Percentage of Class
Ren Ren (2)	—	—	4,439,478	(14)	55.6%
RENS Technology Inc. (2)	—	—	4,421,296		55.3%
Dr. Robert J. Hariri (3)	402,114	10.9%	402,114		5.6%
K. Bryce Toussaint	10,000	*	10,000		*
Dr. Louis J. Aronne (4)	52,700	1.5%	52,700		*
Dr. Buzz Aldrin (5)	16,000	*	16,000		*
Dr. Sapna Srivastava (6)	16,500	*	16,500		*
Christopher Pechock (7)	178,000	4.9%	178,000		2.5%
Joseph C. DosSantos (8)	12,500	*	12,500		*
Dr. Robert C. Ashton, Jr. (9)	15,000	*	15,000		*
Joseph Mannello (10)	268,635	7.4%	268,635		3.7%
Jack Levine	13,500	*	13,500		*
Victor Mandel (11)	60,266	1.7%	60,266		*
Zhengguang Lyu	—	—	—		—
Guiying Zhao	—	—	—		—
Bin Zhou	—	—	—		—
John Nosta	—	—	—		—
Gan Ren (12)	209,091	5.6%	209,091		2.9%
Ultra Pro Sports, LLC (13)	179,083	5.0%	179,083		2.5%
Kingsbrook Opportunities Master Fund LP (15)	225,912	6.4%	225,912		3.2%
Directors and officers as a group (before the Transaction) (12 persons)	1,045,215	26.3%	1,045,215		13.9%
Directors and officers as a group (after the Transaction) (11 persons)	938,949	23.9%	5,378,427		71.9%

*	Less than 1.0%
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o MYOS Corporation, 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927.
(2)	Mr. Ren has sole voting and investment control over the securities held by RENS Technology Inc.
(3)	Includes shares held by Hariri Family Ltd. Partnership. Includes 142,750 shares issuable upon exercise of vested stock options.
(4)	Includes 30,500 shares issuable upon exercise of vested stock options.
(5)	Includes 14,000 shares issuable upon exercise of vested stock options.
(6)	Includes 12,500 shares issuable upon exercise of vested stock options.
(7)	Includes 75,000 shares issuable upon exercise of warrants and 3,000 shares issuable upon exercise of vested stock options.
(8)	Includes 7,500 shares issuable upon exercise of vested stock options.
(9)	Includes 15,000 shares issuable upon exercise of vested stock options.
(10)	Includes 100,001 shares issuable upon exercise of warrants.
(11)	Includes 23,006 shares issuable upon exercise of warrants.
(12)	Includes 209,091 shares issuable upon conversion of convertible promissory note.
(13)	Janine Divenuto has sole voting and investment control over 146,680 of these shares and her spouse has sole voting and investment control over 32,403 of these shares.
(14)	Includes 18,182 shares of common stock to be issued to Mr. Ren following the closing of the Transaction for his services to the Company as a member of the Board.
(15)

Kingsbrook Partners LP, or Kingsbrook Partners, is the investment manager of Kingsbrook Opportunities Master Fund LP, or Kingsbrook Opportunities, and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC, or Opportunities GP, is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC, or GP LLC, is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and, as a result, share voting and investment power over these securities and may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaims beneficial ownership of these securities.

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CORPORATE GOVERNANCE

Board Meetings

During the fiscal year ended December 31, 2015, the Board held eight formal meetings. Each of the current members of the Board attended at least 75% of the meetings held by the Board and any committee of the Board on which he or she was a part of during the time such director served as a member of the Board except for Dr. Aldrin. We have no written policy regarding director attendance at annual meetings of stockholders. Our last annual meeting of stockholders was held on December 17, 2015 and eight of our current directors attended such meeting.

Director Independence

The Board evaluates the independence of each nominee for election as a director in accordance with the NASDAQ listing rules (the “NASDAQ Listing Rules”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the NASDAQ Listing Rules, and all directors who sit on our Audit Committee and Compensation Committee must also be independent directors.

The NASDAQ definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, our employee and has not received certain payments from, or engaged in various types of business dealings with, us. In addition, as further required by the NASDAQ Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

As a result, the Board has affirmatively determined that other than Dr. Robert J. Hariri and Mr. Ren Ren, none of our directors or director nominees has, or after the consummation of the Transaction will have, a material relationship with the Company. The Board has also affirmatively determined that all members of our Audit Committee and Compensation Committee are independent directors.

Audit Committee and Audit Committee Financial Expert

In April 2014, we established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and NASDAQ Listing Rules. The Audit Committee is comprised of Louis J. Aronne (chair), Christopher Pechock and Sapna Srivastava. Our Board has determined that Mr. Pechock qualifies as an audit committee financial expert as defined by the rules of the SEC, based on his education, experience and background.

The Audit Committee:

●	oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

●	meets at least once per fiscal year with the Company’s outside auditors with respect to matters relating to the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, the Company’s application of accounting principles and the Company’s internal controls, and advises the Board of Directors with respect thereto;

●	is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

●	is directly responsible for the appointment, compensation, retention, oversight of the work and, where appropriate, replacement of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Audit Committee; and

●	oversees procedures established for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters and compliance with the Company’s Code of Ethics; and (iii) the review and oversight of all related party transactions.

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Upon the First Closing, Dr. Srivastava will resign from the Audit Committee and the Board will designate another director to serve on the Audit Committee.

Compensation Committee

In April 2014, we established a separately-designated standing Compensation Committee in accordance with the NASDAQ Listing Rules. The Compensation Committee is comprised of Christopher Pechock (chair) and Louis J. Aronne.

The Compensation Committee:

●	oversees the compensation policies and their specific application to our executive officers;

●	prepares an annual report on executive compensation for inclusion in the our Annual Report on Form 10-K and/or proxy statement;

●	negotiates and approves the compensation of our chief executive officer and our other executive officers;

●	selects a peer group of companies against which to compare our compensation of our executive officers, if it deems such comparison necessary;

●	monitors compensation trends and solicits independent advice when deemed appropriate; and

●	approves, rejects or modifies incentive bonus compensation plans for our senior management, as recommended by management.

Director Nominations

Our Board of Directors does not maintain a separate nominating committee. We believe that functions customarily performed by a nominating committee can be performed effectively by the independent members of our Board. In evaluating and determining whether to nominate a candidate for a position on the Board, the independent members of our Board utilize a variety of methods and considers criteria such as high professional ethics and values, experience on the policy-making level in business or scientific/medical research experience relevant to our product candidates and a commitment to enhancing stockholder value. Candidates may be brought to the attention of the independent members of the Board by current Board members, stockholders, officers or other persons. The independent members of the Board will review all candidates in the same manner regardless of the source of the recommendation. Nevertheless, the Purchaser will be entitled to appoint four of the nine members of our Board if it owns at least 34% of our outstanding common stock.

We have no formal policy regarding diversity of our Board of Directors. The independent members of our Board may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. The priority of the independent members of our Board in selecting members of the Board of Directors is identifying persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members and professional and personal experiences and expertise relevant to our growth strategy.

The independent members of the Board also consider stockholder recommendations for director nominees that are properly received in accordance with the applicable rules and regulations of the SEC. In order to validly nominate a candidate for election or reelection as a director, stockholders must give timely notice of such nomination in writing to our Corporate Secretary and include, as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). For more information on director candidate nominations by stockholders, see “Stockholder Proposals” herein.

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Board Leadership Structure

Mr. Toussaint currently serves as our principal executive officer and Dr. Robert J. Hariri serves as chairman of our Board of Directors. The Board of Directors has chosen to separate the principal executive officer and chairman positions because it believes that (i) independent oversight of management is an important component of an effective board of directors and (ii) this structure benefits the interests of all stockholders. If the Board of Directors convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Given the composition of the Board of Directors with a strong slate of independent directors, the Board of Directors does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if circumstances change. We believe that the structure described above is the best structure to lead us in the achievement of our goals and objectives and establishes an effective balance between management leadership and appropriate oversight by independent directors.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Ethics

We have adopted a Code of Ethics applicable to our officers, directors and employees. The Code of Ethics requires each covered person to act with honesty, ethics and integrity and to avoid actual or apparent conflicts of interest in their personal and professional relationships. We intend to disclose any amendments to, or waivers of, certain provisions of the Code of Ethics as required by the applicable rules and regulations of the SEC. The text of the Code of Ethics is posted in the “Corporate Governance” section of our website, http://www.myoscorp.com. A copy of the Code of Ethics is also available in print, free of charge, upon written request to 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, Attention: Joseph C. DosSantos.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

MYOS Corporation

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

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REPORT OF THE AUDIT COMMITTEE

Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Audit Committee reviewed and discussed our financial statements for the fiscal year ended December 31, 2014 with management and EisnerAmper LLP, our independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that our financial statements for the fiscal year ended December 31, 2014 were prepared in accordance with generally accepted accounting principles.

The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from our former independent registered public accounting firm required by applicable requirements of the PCAOB regarding the former independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with EisnerAmper LLP, such firm’s independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted,

Dr. Louis J. Aronne

Dr. Sapna Srivastava

Christopher Pechock

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation earned for services rendered to us, for the fiscal years indicated, by our executive officers.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (4)	All Other Compensation ($) (5)	Total ($)

K. Bryce Toussaint	2015	9,230	-	22,700	-	20,000	51,930
(Chief Executive Officer) (1)	2014	-	-	-	-	-	-

Joseph C. DosSantos	2015	200,000	50,000	9,350	52,700	37,660	349,710
(Chief Financial Officer)	2014	130,000	15,000	-	223,760	13,101	381,861

Dr. Robert C. Ashton, Jr.	2015	237,167	50,000	-	52,700	39,781	379,648
(Chief Medical Officer)	2014	238,257	50,000	-	137,140	29,405	454,802

Peter Levy	2015	171,475	-	-	52,700	21,165	245,340
(Former President, Chief Operating Officer) (2)	2014	245,833	20,000	-	33,824	21,365	321,022

Carl DeFreitas	2015	-	-	-	-	-	-
(Former Chief Financial Officer) (3)	2014	70,000	-	-	64,688	122,270	256,958

(1)	Mr. Toussaint was hired as Chief Executive Officer on December 17, 2015.

(2)	Mr. Levy resigned as President, Chief Operating Officer on September 7, 2015.

(3)	Mr. DeFreitas resigned as Chief Financial Officer on May 19, 2014.

(4)	Amounts reflect the aggregate grant date fair value of stock option awards computed in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation.” The grant date fair value of stock options granted during 2015 was $5.27 and the weighted average grant date fair value of stock options granted during 2014 was $8.84. Stock options granted to Dr. Ashton and Mr. Levy during 2015 were subsequently forfeited. The assumptions used in determining the grant date fair value of these awards for their respective years were as follows:

	2015	2014
Risk-free interest rate	1.69%	2.09%-2.84%
Expected volatility	98%	145%-150%
Weighted average expected volatility	98%	148%
Expected term (years)	6.25	6.25-10.0
Expected dividend yield	0%	0%

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(5)	The amounts in All Other Compensation column of the Summary Compensation Table reflect the following:

Name	Fiscal Year	Consulting Agreements	Health Insurance Expenses	401(k) Matching Contribution	Other Perquisites	Total Other Compensation

K. Bryce Toussaint	2015	$20,000	-	-	-	$20,000
	2014	$-	-	-	-	$-

Joseph C. DosSantos	2015	$-	29,180	8,366	114	$37,660
	2014	$-	10,196	2,867	38	$13,101

Dr. Robert C. Ashton, Jr.	2015	$-	29,180	10,487	114	$39,781
	2014	$-	22,034	7,333	38	$29,405

Peter Levy	2015	$-	14,421	6,667	77	$21,165
	2014	$-	17,554	3,773	38	$21,365

Carl DeFreitas	2015	$-	-	-	-	$-
	2014	$113,719	6,833	1,680	38	$122,270

Employment Agreements

K. Bryce Toussaint

On December 17, 2015, we entered into an employment agreement with K. Bryce Toussaint pursuant to which Mr. Toussaint agreed to serve as our Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Toussaint works for us on a full-time basis and receives an annual base salary of $240,000. Mr. Toussaint may receive an annual cash bonus in an amount up to 100% of his base salary, as may be determined by the Board in its sole discretion. In addition, Mr. Toussaint will be entitled to receive up to 46,000 shares of the Company’s common stock in accordance with the following schedule: (i) 10,000 shares was issued upon the execution of the employment agreement, (ii) an additional 10,000 shares will be issued upon the second closing of the Transaction, (iii) an additional 10,000 shares will be issued upon the third closing of the Transaction, (iv) an additional 2,000 shares will be issued upon the Company achieving annual “net revenues” (as reported in the Company’s most recent periodic report filed with the Securities and Exchange Commission) of a minimum of $10.0 million, excluding net revenues derived from China (including mainland China, Hong Kong, Macau and Taiwan) and all countries in Southeast Asia, (v) an additional 4,000 shares will be issued upon the Company achieving annual “net revenues” (as reported in the Company’s most recent periodic report filed with the Securities and Exchange Commission) of a minimum of $20.0 million excluding net revenues derived from China (including mainland China, Hong Kong, Macau and Taiwan) and all countries in Southeast Asia, and (vi) an additional 10,000 shares will be issued upon the Company achieving a market capitalization of a minimum of $100.0 million (based on the 30-day volume weighted average price of the Company’s common stock). Each issuance of shares will vest in four equal semi-annual installments commencing on the date of issuance. The term of the employment agreement is two years, and the employment agreement will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

In the event Mr. Toussaint’s employment is terminated by the Company for cause (as defined in the agreement, including if any tranche of the Transaction does not close) or as a result of death or disability, or if Mr. Toussaint terminates his employment without good reason (as defined in the employment agreement), Mr. Toussaint will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as retain any portion of the common stock that has previously vested.

In the event Mr. Toussaint’s employment is terminated by the Company for any reason other than cause, death or disability, or if Mr. Toussaint terminates his employment for good reason, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as the vested portion of the stock option. In addition, he will be entitled to receive his base salary for the number of months equal to the years of service to the Company by Mr. Toussaint following the one-year anniversary of the date of termination and payment of all COBRA premiums for six months following the date of termination.

In the event Mr. Toussaint’s employment is terminated by the Company in connection with, or as a result of, a change of control (as defined in the employment agreement), or if Mr. Toussaint terminates his employment for good reason following a change in control, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination. In addition, he will be entitled to receive his base salary for the number of months equal to the years of service to the Company by Mr. Toussaint following the one-year anniversary of the date of termination and payment of all COBRA premiums for six months following the date of termination. Furthermore, the unvested portion of the common stock will vest as of the date of the consummation of the change in control.

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The employment agreement contains customary non-competition and non-solicitation provisions that extend to two years after termination of Mr. Toussaint’s employment with the Company. Mr. Toussaint also agreed to customary terms regarding confidentiality and ownership of product ideas.

Joseph C. DosSantos

On May 19, 2014, we entered into an employment agreement with Joseph C. DosSantos pursuant to which Mr. DosSantos agreed to serve as our Chief Financial Officer. Pursuant to the terms of the employment agreement, Mr. DosSantos works for us on a full-time basis and receives an annual base salary of $200,000. Mr. DosSantos may receive an annual cash bonus in an amount up to 50% of his base salary, as may be determined by the Board in its sole discretion. Mr. DosSantos also received a signing bonus of $15,000. In addition, Mr. DosSantos was granted a stock option to purchase 20,000 shares of the Company’s common stock at $12.55, which shares will vest in four equal annual installments commencing on May 19, 2015. The term of the agreement is one year, and the agreement will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

In the event Mr. DosSantos’ employment is terminated by the Company for cause (as defined in the agreement) or as a result of death or disability, or if Mr. DosSantos terminates his employment without good reason (as defined in the agreement), Mr. DosSantos will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as retain any portion of the stock option that has previously vested.

In the event Mr. DosSantos’ employment is terminated by the Company for any reason other than cause, death or disability, or if Mr. DosSantos terminates his employment for good reason, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as the vested portion of the stock option. In addition, he will be entitled to receive his base salary for twelve months, a cash amount equal to the greater of (i) $50,000 or (ii) the average of all annual cash bonuses received under the employment agreement, and payment of all COBRA premiums for twelve months following the date of termination.

In the event Mr. DosSantos’ employment is terminated by the Company in connection with, or as a result of, a change of control (as defined in the agreement), or if Mr. DosSantos terminates his employment for good reason following a change in control, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination. In addition, he will be entitled to receive his base salary for twelve months following the date of termination, a cash amount equal to the greater of (i) $50,000 or (ii) the average of the three most recent annual cash bonuses received under the employment agreement, and payment of all COBRA premiums for twelve months following the date of termination. Furthermore, the unvested portion of the stock option will vest as of the date of the consummation of the change in control.

The agreement contains customary non-competition and non-solicitation provisions that extend to two years after termination of Mr. DosSantos’ employment with the Company. Mr. DosSantos also agreed to customary terms regarding confidentiality and ownership of product ideas.

Dr. Robert C. Ashton, Jr.

On February 12, 2014, we entered into an offer letter with Dr. Robert C. Ashton, Jr. to serve as our Chief Medical Officer. Pursuant to the terms of the offer letter, Dr. Ashton agreed to work for us on a full-time basis as an at-will employee at an annual base salary of $250,000. Dr. Ashton’s targeted annual bonus was 50% of his annual base salary, of which $50,000 was guaranteed and the remainder was based on his and the Company’s performance, as determined by our board of directors in its sole discretion. Dr. Ashton also received a stock option to purchase 20,000 shares of the Company’s common stock at $12.50 per share which will vest in four equal semi-annual installments commencing upon the six-month anniversary of his start date. Effective January 1, 2016, Dr. Ashton works for us on a part-time basis and receives a monthly retainer of $5,000 for his services.

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Peter Levy

On February 8, 2013, we entered into an amended and restated employment agreement with Peter Levy to continue to serve as our Chief Operating Officer and Executive Vice President. The agreement replaced Mr. Levy’s existing employment agreement dated February 10, 2012. Pursuant to the terms of the agreement, Mr. Levy will continue to work as Chief Operating Officer and Executive Vice President on a full-time basis and will receive an annual base salary of $200,000. Mr. Levy may receive an annual cash bonus in an amount up to 100% of his base salary, as may be determined by the Board in its sole discretion. The 10,000 shares of common stock previously granted to Mr. Levy will vest in four equal semi-annual installments commencing on August 10, 2012. The term of the agreement is three years, and the agreement will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term. On September 7, 2015, Mr. Levy resigned from his positions.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table presents, for each of the named executive officers, information regarding outstanding equity awards as of December 31, 2015.

Outstanding Equity Awards
		Option Awards				Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#)(c)	Number of Securities Underlying Unexercised Options Unexercisable (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units That Have Not Vested (1) ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)(j)
Kendrick Toussaint	12/17/2015	-	-	$-	-	7,500	$13,950	36,000	$66,960
Joseph DosSantos	5/19/2014	5,000	15,000	$12.55	5/19/2024	-	-	-	-
Joseph DosSantos	1/12/2015	-	10,000	$12.50	1/12/2025	-	-	-	-
Dr. Robert C. Ashton, Jr.	1/17/2014	15,000	5,000	$12.50	1/17/2024	-	-	-	-
Dr. Robert C. Ashton, Jr.	1/12/2015	-	10,000	$12.50	12/31/2015	-	-	-	-
Peter Levy (2)	11/20/2012	-	-	$10.00	12/7/2015	-	-	-	-
Peter Levy (2)	1/07/2013	-	-	$12.50	12/7/2015	-	-	-	-
Peter Levy (2)	3/10/2014	-	-	$8.60	12/7/2015	-	-	-	-
Peter Levy (2)	1/12/2015	-	-	$12.50	9/7/2015	-	-	-	-
Carl DeFreitas (3)	2/28/2013	-	-	$12.50	8/19/2015	-	-	-	-
Carl DeFreitas (3)	8/21/2013	-	-	$12.50	8/19/2015	-	-	-	-
Carl DeFreitas (3)	11/27/2013	-	-	$12.50	8/19/2015	-	-	-	-
Carl DeFreitas (3)	2/18/2014	-	-	$12.50	8/19/2015	-	-	-	-

(1)	The dollar amounts shown in columns (h) and (j) above were determined by multiplying the number of shares shown in columns (g) or (i), respectively by $1.86, i.e., the closing price of MYOS’ common stock on December 31, 2015.
(2)	Mr. Levy resigned as President on September 7, 2015.
(3)	Mr. DeFreitas resigned as Chief Financial Officer on May 19, 2014.

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Stock Vested at 2015 Fiscal Year End

The following table sets forth for each of the named executive officers the restricted stock that vested during 2015. No options were exercised by the named executive officers during 2015.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting ($)(c)
Kendrick Toussaint (1)	2,500	$5,675
Joseph DosSantos (1)	5,000	$9,350
Dr. Robert C. Ashton, Jr.	-	-
Peter Levy (2)	-	-
Carl DeFreitas (3)	-	-

(1)	The dollar amount shown in column (c) above for each of the named executive officers was determined by multiplying the number of shares shown in column (b) by the fair value of the shares on the vesting date.
(2)	Mr. Levy resigned as President on September 7, 2015.
(3)	Mr. DeFreitas resigned as Chief Financial Officer on May 19, 2014.

Director Compensation

The following table summarizes the compensation for our non-employee board of directors for the fiscal year ended December 31, 2015. All compensation paid to our employee directors is included under the summary compensation table above.

Name	Stock Awards ($) (1)	Option Awards ($)(1)	Total ($)
Dr. Robert J. Hariri	-	$146,966.0	$146,966.0
Dr. Louis J. Aronne	-	$30,432.0	$30,432.0
Dr. Peter Diamandis (2)	-	$20,288.0	$20,288.0
Dr. Buzz Aldrin	-	$15,216.0	$15,216.0
Dr. Sapna Srivastava	-	$20,288.0	$20,288.0
Dr. J. Craig Venter (2)	-	$15,216.0	$15,216.0
Christopher Pechock	-	$30,432.0	$30,432.0
Jack Levine	-	-	-
Victor Mandel	-	-	-
Joseph Mannello	-	-	-
John Nosta	-	-	-

(1)	Amounts reflect the aggregate grant date fair value of stock option awards computed in accordance with ASC 718. The weighted average grant date fair value of stock options granted during 2015 was $5.16. The assumptions used in determining the grant date fair value of these awards were as follows:

2015
Risk-free interest rate	1.39%-1.69%
Expected volatility	98%
Weighted average expected volatility	98%
Expected term (years)	5.75-6.25
Expected dividend yield	0%

(2)	Drs. Diamandis and Venter resigned from the board effective December 17, 2015.

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STOCKHOLDER PROPOSALS

Stockholder proposals, including director nominations, intended for inclusion in our proxy statement for the 2016 Annual Meeting (expected to be held on or about December 17, 2016) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted to us on or before July 12, 2016 so that they may be considered by us for inclusion in our proxy statement relating to that meeting.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies. The transfer agent and registrar for our common stock, Island Stock Transfer, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic communications to, or by meetings with, stockholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Special Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding our common stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of this proxy statement is being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Special Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of this proxy statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Island Stock Transfer, by calling (727) 289-0010, or by forwarding a written request addressed to Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760. Promptly upon request, a separate copy of this proxy statement will be sent. By contacting Island Stock Transfer, registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

OTHER MATTERS

Our Board does not intend to bring any other matters before the Special Meeting. However, in the event that any other matters properly come before the Special Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

Where You Can Find More Information

We file annual, quarterly and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s Web site, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to MYOS Corporation, 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, Attn: Investor Relations.

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Annex A

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 17, 2015, between MYOS Corporation, a Nevada corporation (the “Company”), and RENS Technology Inc., a Nevada corporation and a wholly-owned subsidiary of RENS Agriculture Science & Technology Co. Ltd. (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1             Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Shares” shall have the meaning ascribed to such term in Section 2.1(c).

“Additional Subscription Amount” shall have the meaning ascribed to such term in Section 2.1(c).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means each of the First Closing, the Second Closing and the Third Closing.

“Commission” means the United States Securities and Exchange Commission.

A-1

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(o).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of, or consultants, advisors or agents to, the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities except in accordance with the relevant agreements governing same, (c) shares of Common Stock issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors, (d) shares of Common Stock issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors and (e) securities issued pursuant to licensing, joint venture, acquisitions or other strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

A-2

“First Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1(a).

“First Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto pursuant to Section 2.2(a) and Section 2.2(b), and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount as to the First Closing and (ii) the Company’s obligations to deliver the Securities as to the First Closing, in each case, have been satisfied or waived.

“First Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a).

“First Closing Subscription Amount” means $5,250,000, in United States dollars and in immediately available funds.

“First Closing Warrant” means the Common Stock purchase warrant delivered to the Purchaser at the First Closing in accordance with Section 2.2(a) hereof, which First Closing Warrant shall become exercisable on the First Closing Date and shall have a cash exercise price of $7.00 per share (subject to adjustment therein) to purchase 375,000 shares of Common Stock and a term of exercise equal to five (5) years from the initial issue date, in the form of Exhibit A attached hereto.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a material lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.11(a).

“Per Share Purchase Price” equals $9.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-emptive Shares” mean the shares of Common Stock issuable to Persons who have exercised their pre-emptive rights to acquire shares of Common Stock.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.11(b).

A-3

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Closing Date” means the date of the Second Closing.

“Second Closing Shares” shall have the meaning ascribed to such term in Section 2.1(b).

“Second Closing Subscription Amount” means $5,000,000, in United States dollars and in immediately available funds.

“Second Closing Warrant” means the Common Stock purchase warrant delivered to the Purchaser at the Second Closing in accordance with Section 2.2(a) hereof, which Second Closing Warrant shall become exercisable on the Second Closing Date and shall have a cash exercise price of $10.80 per share (subject to adjustment therein) to purchase 231,481 shares of Common Stock and a term of exercise equal to five (5) years from the initial issue date, in the form of Exhibit A attached hereto.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means such approval as may be required by (a) the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Warrant Shares in excess of 19.99% of the issued and outstanding Common Stock on the First Closing Date and (b) the laws of the State of Nevada to (i) change the name of the Company to MYOS RENS Inc., (ii) to increase the number of authorized shares of Common Stock to 12.0 million shares and (iii) to classify the Board of Directors into three classes.

“Shares” means the First Closing Shares, the Second Closing Shares and the Third Closing Shares.

A-4

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means the First Closing Subscription Amount, the Second Closing Subscription Amount or the Third Closing Subscription Amount.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.11(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.11(b).

“Subsidiary” means Atlas Acquisition Corp., and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Third Closing” shall have the meaning ascribed to such term in Section 2.1(c).

“Third Closing Date” means the date of the Third Closing.

“Third Closing Shares” shall have the meaning ascribed to such term in Section 2.1(c).

“Third Closing Subscription Amount” means $10,000,000, in United States dollars and in immediately available funds.

“Third Closing Warrant” means the Common Stock purchase warrant delivered to the Purchaser at the Third Closing in accordance with Section 2.2(a) hereof, which Third Closing Warrant shall become exercisable on the Third Closing Date and shall have a cash exercise price of $18.00 per share (subject to adjustment therein) to purchase 277,778 shares of Common Stock and a term of exercise equal to five (5) years from the initial issue date, in the form of Exhibit A attached hereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed by the Company and/or the Purchaser in connection with the transactions contemplated hereunder.

A-5

“Transfer Agent” means Island Stock Transfer, the current transfer agent of the Company, with a mailing address of 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760 and a facsimile number of 727-289-0069, and any successor transfer agent of the Company.

“Warrants” means, collectively, the First Closing Warrant, the Second Closing Warrant and the Third Closing Warrant.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1             Closings.

(a)          First Closing. On the First Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, 1,500,000 shares of Common Stock (the “First Closing Shares”) and the First Closing Warrant. The Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to the First Closing Subscription Amount and the Company shall deliver to the Purchaser the First Closing Shares and the First Closing Warrant within three Trading Days of the First Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the First Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, but no later than three Trading Days subsequent to the date the Company has obtained the Shareholder Approval, the First Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree or remotely by exchange of Closing documents. In the event that, from the date hereof through the First Closing Date, existing holders of the Common Stock have exercised their rights to receive more than 22,500 Pre-emptive Shares, the number of First Closing Shares shall be increased (without the payment of additional funds by the Purchaser) to such number that, upon the issuance of the First Closing Shares and such Pre-emptive Shares, will result in the Purchaser owning a minimum of 32.5% of the outstanding shares of Common Stock.

(b)         Second Closing. On the Second Closing Date, upon the terms and conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, 925,926 shares of Common Stock (the “Second Closing Shares”) and the Second Closing Warrant, which closing shall occur no later than six (6) months from the date of the First Closing (the “Second Closing”). On the Second Closing Date, the Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Second Closing Subscription Amount, and the Company shall deliver to the Purchaser the Second Closing Shares and the Second Closing Warrant within three Trading Days of the Second Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Second Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Second Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree or remotely by exchange of Closing documents. In the event that, from the First Closing Date through the Second Closing Date, the Company issues more than 13,889 Pre-emptive Shares, the number of Second Closing Shares shall be increased (without the payment of additional funds by the Purchaser) to such number that will result in the Purchaser owning the same percentage ownership of the outstanding shares of Common Stock that it would have been entitled to own had the Company not issued any Pre-emptive Shares in connection with the Second Closing.

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(c)          Third Closing. On the Third Closing Date, upon the terms and conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, 1,111,111 shares of Common Stock (the “Third Closing Shares”) and the Third Closing Warrant, which closing shall occur no later than eighteen (18) months from the date of the Second Closing (the “Third Closing”). The Purchaser, in its sole discretion, may purchase additional shares of Common Stock in the Third Closing (the “Additional Shares”) for the Per Share Purchase Price (the “Additional Subscription Amount”). On the Third Closing Date, the Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Third Closing Subscription Amount (and the Additional Subscription Amount, if applicable), and the Company shall deliver to the Purchaser the Third Closing Shares (and the Additional Shares, if applicable), and the Third Closing Warrant within three Trading Days of the Third Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Third Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Third Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree or remotely by exchange of Closing documents. In the event that, from the Second Closing Date through the Third Closing Date, the Company issues more than 16,667 Pre-emptive Shares, the number of Third Closing Shares shall be increased (without the payment of additional funds by the Purchaser) to such number that will result in the Purchaser owning the same percentage ownership of the outstanding shares of Common Stock that it would have been entitled to own had the Company not issued any Pre-emptive Shares in connection with the Third Closing.

2.2             Deliveries.

(a)          On or prior to each Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)          as to each Closing, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver a certificate evidencing the Shares, registered in the name of the Purchaser;

(ii)         as to the First Closing, the First Closing Warrant registered in the name of the Purchaser (such Warrant certificate may be delivered within three Trading Days of the First Closing Date);

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(iii)        as to the Second Closing, the Second Closing Warrant registered in the name of the Purchaser (such Warrant certificate may be delivered within three Trading Days of the Second Closing Date); and

(iv)        as to the Third Closing, the Third Closing Warrant registered in the name of the Purchaser (such Warrant certificate may be delivered within three Trading Days of the Third Closing Date).

(b)         On or prior to each Closing, the Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)          as to the First Closing, the First Closing Subscription Amount, by wire transfer of immediately available funds to the account specified in writing by the Company;

(ii)         as to the Second Closing, the Second Closing Subscription Amount, by wire transfer of immediately available funds to the account specified in writing by the Company; and

(iii)        as to the Third Closing, the Third Closing Subscription Amount, by wire transfer of immediately available funds to the account specified in writing by the Company.

2.3             Closing Conditions.

(a)          The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i)          all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the applicable Closing shall have been performed; and

(ii)         the officers and directors of the Company as set forth on Annex I shall have been elected or appointed effective immediately following the First Closing;

(iii)        as to the First Closing, the Company and the Purchaser shall have agreed on the use of proceeds from the transactions contemplated hereunder; and

(iv)        the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with each applicable Closing are subject to the following conditions being met:

(i)          all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing shall have been performed;

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(ii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iii)        the Company is listed as a public company on, and the shares of Common Stock are tradable over, the Nasdaq Capital Market;

(iv)        the Company shall have obtained the Shareholder Approval;

(v)         the officers and directors of the Company as set forth on Annex I shall have been elected or appointed effective immediately following the First Closing;

(vi)        as to the First Closing, the Company and the Purchaser shall have agreed on the use of proceeds from the transactions contemplated hereunder; and

(vii)       On the date of the applicable Closing, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, on the date of the applicable Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the applicable Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1             Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules and the SEC Reports, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and non-assessable. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

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(b)         Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, or business, of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)         No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or would not reasonably be expected to result in a Material Adverse Effect.

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(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the additional listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iii) such filings as are required to be made under applicable state securities laws and (iv) the Shareholder Approval (collectively, the “Required Approvals”).

(f)           Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided by the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided by the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)         Capitalization. The capitalization of the Company as of December 11, 2015 is as set forth on Schedule 3.1(g). Since December 11, 2015, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), in the SEC Reports or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h)         SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

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(j)           Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l)           Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(m)         Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(n)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(o)          Internal Accounting Controls. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(p)          Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(q)          Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(r)           No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(s)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

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(t)           Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(u)          Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(v)          Accountants. The Company’s current accounting firm is EisnerAmper LLP. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2015.

3.2             Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of each Closing to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b)         Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)          Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          General Solicitation. The Purchaser is not, to its knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

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(g)          Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h)          Acknowledgement of Risk. The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation that (i) an investment in the Company is speculative, and only Purchaser who can afford the loss of their entire investment should consider investing in the Company and the Securities and (ii) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1             Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

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(b)          The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

4.2             Furnishing of Information; Public Information. Until the earliest of the time that (i) the Purchaser does not own any Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3             Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4             Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) within four Trading Days following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

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4.5             Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.6             Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities in accordance with the schedule agreed to by the parties.

4.7             Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.8             Listing of Common Stock. During the term of the Warrants, the Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with each Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and take all reasonable actions to secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies during the term of the Warrants to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.9             Meeting of Stockholders. The Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date, for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every six months thereafter to seek Shareholder Approval is obtained or the Purchaser does not own the Securities.

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4.10           Operations of the Company. Until the Third Closing, except (x) as contemplated by this Agreement or (y) with the prior approval of the Purchaser, the Board of Directors shall not take any of the following actions:

(a)          issue any shares of Common Stock (other than Exempt Issuances);

(b)          appoint new members to the Board of Directors or change the number of members on the Board of Directors;

(c)          hire or terminate any executive officers; or

(d)          approve its annual budget and its strategic long-term plans.

Notwithstanding the foregoing, this Section 4.10 shall no longer be applicable upon the occurrence of any of the following events: (a) the Second Closing shall not have been completed within six (6) months from the date of the First Closing, (b) the Third Closing shall not have been completed within eighteen (18) months from the date of the Second Closing or (c) the Purchaser notifies the Company that it does not intend to fund the Second Closing Subscription Amount or the Third Closing Subscription Amount.

4.11           Participation in Future Financing.

(a)          During the period from the First Closing Date until the twelve month anniversary of the Third Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof other than in an Exempt Issuance (a “Subsequent Financing”), the Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% (or 100% if the Common Stock or Common Stock Equivalents are to be issued for less than $3.50 per share) of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)          At least two (2) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of the Purchaser, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to the Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment, if available.

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(c)          If the Purchaser desires to participate in such Subsequent Financing, it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the second (2nd) Trading Day after it has received the Pre-Notice that it is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such second (2nd) Trading Day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)          If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after the Purchaser has received the Pre-Notice, notifications by the Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designee to participate) is less than the total amount of the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)          The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 45 Trading Days after the date of the initial Subsequent Financing Notice.

(f)          Notwithstanding the foregoing, this Section 4.11 shall no longer be applicable upon the occurrence of any of the following events: (a) the Second Closing shall not have been completed within six (6) months from the date of the First Closing, (b) the Third Closing shall not have been completed within eighteen (18) months from the date of the Second Closing or (c) the Purchaser notifies the Company that it does not intend to fund the Second Closing Subscription Amount or the Third Closing Subscription Amount.

(g)          Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance.

4.12           Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.

4.13           Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

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4.14           Notifications to the Company. On or prior to the three (3) month anniversary of the First Closing, the Purchaser shall advise the Company in writing whether or not it intends to consummate the Second Closing. On or prior to the twelve (12) month anniversary of the Second Closing, the Purchaser shall advise the Company in writing whether or not it intends to consummate the Third Closing.

4.15           Post-Closing Covenants. Subsequent to the First Closing, the Purchaser shall assist the Company to:

(a)          utilize the Purchaser’s food technologies in the Company’s existing and future products;

(b)          find suitable manufacturing partners in China;

(c)          locate suitable acquisition targets in China; and

(d)          set up a subsidiary in China.

4.16           Board of Directors.

(a)          For so long as the Purchaser owns at least 33% of the issued and outstanding shares of Common Stock, the Purchaser shall have the right to appoint four (4) persons to the Board of Directors. In the event the Purchaser owns less than 33% but at least 22% of the issued and outstanding shares of Common Stock, the Purchaser shall have the right to appoint three (3) directors to the Board of Directors. In the event the Purchaser owns less than 22% but at least 11% of the issued and outstanding shares of Common Stock, the Purchaser shall have the right to appoint two (2) directors to the Board of Directors. In the event the Purchaser owns less than 11% but at least 5% of the issued and outstanding shares of Common Stock, the Purchaser shall have the right to appoint one (1) director to the Board of Directors. In the event the Purchaser owns less than 5% of the issued and outstanding shares of Common Stock, the Purchaser shall have no contractual right to appoint any directors to the Board of Directors. In the event the number of Purchaser designees then serving on the Board of Directors exceeds the number of directors that the Purchaser shall then have the right to designate hereunder, the Purchaser shall take all requisite action to cause the resignation or removal of such number of excess persons from the Board of Directors. In the event the Purchaser owns more than 50% of the issued and outstanding shares of Common Stock, the Purchaser shall have the right to appoint five (5) directors to the Board of Directors.

(b)          The Purchaser shall take all requisite action to cause the resignation or removal of one of its designees on the Board of Directors upon the occurrence of any of the following events: (a) the Second Closing shall not have been completed within six (6) months from the date of the First Closing, (b) the Third Closing shall not have been completed within eighteen (18) months from the date of the Second Closing or (c) the Purchaser notifies the Company that it does not intend to fund the Second Closing Subscription Amount or the Third Closing Subscription Amount. Upon such resignation, the Company may appoint a new director that is not affiliated with the Purchaser.

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ARTICLE V.

MISCELLANEOUS

5.1             Termination.  This Agreement may be terminated by any Purchaser or by the Company with respect to any Purchaser, as to the Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchaser, by written notice to the other parties, if the First Closing has not been consummated on or before April 1, 2016; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2             Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3             Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5             Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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5.6             Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8             No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

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5.11           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

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5.17           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MYOS CORPORATION	Address for Notice: 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927 Facsimile: (973) 348-5707 Attention: Joseph DosSantos
By: /s/ Joseph DosSantos Name: Joseph DosSantos Title: CFO With a copy to (which shall not constitute notice):
Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Facsimile: (212) 370-7889 Attention: Stuart Neuhauser, Esq.

RENS Technology Inc.	Address for Notice:
By: /s/ Ren Ren Name: Ren Ren Title: President With a copy to (which shall not constitute notice):	150 Drake Street, Room 7F Pomona, CA 91767 Facsimile: (212) 219-3604 Attention: Mr. Ren Ren

Bernard & Yam, LLP

140-75 Ash Avenue, 2nd Floor

Queens, New York 11355

Facsimile: 212-219-3604

Attention: Bin Zhou, Esq.

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Annex B

CERTIFICATE OF AMENDMENT

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MYOS Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. Name of Company.

MYOS RENS Inc.

Article 3. Board of Directors.

The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible and designated Class III, Class II and Class I. The term of the initial Class III Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate of Amendment; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this this Certificate of Amendment; and the term of the initial Class I Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this this Certificate of Amendment. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this this Certificate of Amendment, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to this Section 3, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Article 4. Authorized Shares.

The aggregate number of shares which the corporation shall have authority to issue shall consist of 12,000,000 shares of Common Stock having a $0.001 par value, and 500,000 shares of Preferred Stock having a $0.001 par value. The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ________________________________________

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After
This form must be accompanied by appropriate fees.	Revised: 1-5-15

B-2

PROXY CARD

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

MYOS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints K. Bryce Toussaint and Joseph C. DosSantos (together, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of stockholders of MYOS Corporation (the “Company”) to be held on March 3, 2016 at 10:30 a.m., Eastern Time at the Company’s corporate headquarters, 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

☐ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ☐

MYOS CORPORATION 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927

VOTE BY INTERNET

www.islandstocktransfer.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-877-502-0550

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Island Stock Transfer, 15500 Roosevelt Blvd., Suite 301, Clearwater FL 33760.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

MYOS CORPORATION—THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6.	Please mark votes as indicated in this example	☐

(1) The NASDAQ Proposal—To consider and vote upon a proposal to adopt and approve the Securities Purchase Agreement, dated as of December 17, 2015, as it may be amended (the “Purchase Agreement”) by and between the Company and RENS Technology, Inc. and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Charter Proposals:

(2) Proposal 2—To consider and vote upon a proposed amendment to the Company’s existing charter to increase the Company’s authorized shares of common stock from 8,000,000 to 12,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) Proposal 3—To consider and vote upon a proposed amendment to the Company’s existing charter to provide for the classification of our board of directors into three classes of directors with staggered three-year terms of office.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) Proposal 4—To consider and vote upon a proposed amendment to the Company’s existing charter to change the Company’s name from MYOS Corp. to MYOS RENS Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) The Director Election Proposal—To elect nine directors to serve as members of the Company’s Board of Directors for one to three-year terms;	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below.

Nominees:
(1)	Dr. Louis J. Aronne
(2)	Dr. Robert J. Hariri
(3)	Zhengguang Lyu
(4)	Joseph Mannello
(5)	Christopher Pechock
(6)	Ren Ren
(7)	K. Bryce Toussaint
(8)	Guiying Zhao
(9)	Bin Zhou

(6) The Adjournment Proposal—To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event (a) there are not sufficient affirmative votes present at the time of the Special Meeting to approve the proposals, or (b) a quorum is not present at the time of the Special Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: _______________, 2016

Signature

Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote AGAINST proposals 2, 3 and 4. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3, 4, 5 and 6. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

☐ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ☐